                                                                     Exhbit 10.8

          Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.



              TIVO INTERNATIONAL, INC. TECHNOLOGY LICENSE AGREEMENT

     This Tivo International, Inc. Technology License Agreement (the "Agreement") is entered into as of October 12, 2001 (the "Effective Date") by and between Sony Corporation, a Japanese corporation having its principal place of business at 6-7-35 Kitashinagawa, Shinagawa-ku, Tokyo 141-0001 ("Sony"), and TiVo International, INC., a Delaware corporation having its principal place of business at 2160 Gold Street, Alviso, California 95002 ("TiVo International").

                                  Recitals

     Whereas, TiVo International owns certain technology that enables, among other functionality, one touch recording, pausing, rewinding and slow-motion viewing of television programming;

     Whereas, Sony desires to license such technology for use in (i) devices manufactured by or on behalf of Sony and its authorized sublicensees for use with services offered by or on behalf of Sony or TiVo and (ii) services offered by or on behalf of Sony; and

     Whereas, TiVo International is willing to license such technology to Sony on the terms and conditions set forth in this Agreement.

     Now, Therefore, in consideration of the foregoing and the mutual covenants, promises and undertakings set forth in this Agreement, Sony and TiVo International agree as follows:

                                 Agreement

1. Definitions. The capitalized terms in this Agreement shall have the following meaning:

     1.1 "Affiliate" shall mean any solvent entity in which Sony, either directly or indirectly, at any time during the term of the licenses in Section 2 (License Grants) (a) holds one hundred percent (100%) of the issued shares of voting stock (or similar indicia of ownership); or (b) has the power to exercise one hundred percent (100%) of the voting rights. An Affiliate shall cease to be an Affiliate on the date that it no longer meets the criteria set forth above. Sony acknowledges and agrees that any breach of this Agreement by an Affiliate of Sony shall be deemed a breach by Sony. Notwithstanding the foregoing criteria, Sony and TiVo International may mutually agree that certain of Sony's [*] Affiliates will be treated as and receive the benefits and rights of "Affiliates" under this Agreement. TiVo International agrees that it will discuss such matter with Sony in good faith.

     1.2 "Authorized Personnel" shall mean any (a) employees of Third Parties, which employees have agreed in writing to the nondisclosure obligations and restrictions on use

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

contained in Exhibit B (Secure Procedures for Handling TiVo Source Code); (b) Sony employees, who have agreed to be bound by nondisclosure obligations and restrictions no less restrictive than those contained in Exhibit B (Secure Procedures for Handling TiVo Source Code); or (c) employees of any Sony Source Code Affiliate, who have agreed to be bound by nondisclosure obligations and restrictions no less restrictive than those contained in Exhibit B (Secure Procedures for Handling TiVo Source Code), all of the foregoing in (a), (b) and
(c) that are permitted to receive information related to any Source Code that TiVo provides to Sony under the terms of the Sony/TiVo Technology License Agreement ("TiVo Source Code"). Sony agrees that for purposes of this Section
1.2 (Authorized Personnel), Third Parties located in Japan shall be companies or divisions of companies whose primary business is providing contract engineering and software development services for others (e.g., Dr. Design) and shall not include any companies or divisions of companies who offer or provide products or services that compete with the TiVo Service or products incorporating the Personal Digital Recording Technology of TiVo International or any TiVo Affiliate. For purposes of this Section 1.2 (Authorized Personnel), Third Parties located outside Japan shall be companies whose primary business is providing contract engineering and software development services for others (e.g., Dr. Design) and shall not include any companies who offer or provide products or services that compete with the TiVo Service or products incorporating the Personal Digital Recording Technology of TiVo International or any TiVo Affiliate. Sony shall provide TiVo with written notice of any Third Party to whom Sony or a Sony Source Code Affiliate provides access to TiVo Source Code and shall, upon request of TiVo, provide copies of the nondisclosure agreements signed by the individuals of such Third Party. If Sony wishes to confirm that a Third Party is in this category, TiVo International agrees that Sony may provide written notice of such proposed disclosure to TiVo, and if TiVo fails to object to such disclosure in writing within [*] business days of such notice from Sony, Sony may disclose the TiVo Source Code to such Third Party, as applicable. Any breach of the confidentiality and use restrictions in Exhibit B (Secure Procedures for Handling TiVo Source Code) by employees of any Sony Source Code Affiliates or Third Party provided with access to the TiVo Source Code hereunder, shall be deemed to be a breach by Sony. The Authorized Personnel shall use the TiVo Source Code solely on premises owned or leased by or otherwise under the direct control of Sony or a Sony Source Code Affiliate.

     1.3 "CE Sublicensee" shall mean a Third Party (a) whose headquarters are located in Japan; (b) whose primary business is that of either (i) manufacturing, offering and providing consumer electronics products, or (ii) offering and providing consumer services; (c) who have executed a CE Sublicense Agreement; and (d) who is identified in the list of potential CE Sublicensees is set forth on Exhibit C (CE Sublicensees), which may be amended by the agreement of both parties (with consent to such amendments not being unreasonably withheld or delayed by either party).

     1.4 "CE Sublicense Agreement" shall mean the agreement between Sony and the CE Sublicensee executed as required by the Sony/TiVo Technology License Agreement, which governs such CE Sublicensee's use of the TiVo Technology.

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     1.5 "CE Sublicensee Products" shall mean products developed by a CE Sublicensee incorporating all or any part of the TiVo Technology and marketed under either the CE Sublicensee's brand, a MSO's brand or co-branded between the CE Sublicensee and a MSO. For the avoidance of doubt, CE Sublicensee Products shall not include products manufactured by or for a CE Sublicensee for distribution or sale under an original equipment manufacturer (OEM) relationship but may include products that are manufactured by a CE Sublicensee under the brand of a MSO.

     1.6 "Client Technology Documentation shall mean the documentation that TiVo provides to Sony related to the TiVo Client Technology.

     1.7 "Confidential Information" shall mean any proprietary and/or non-public information that one party (the "Disclosing Party") discloses or makes available to the other party (the "Receiving Party"), which the Receiving Party knows or has reason to know is considered confidential by the Disclosing Party. Confidential Information includes, without limitation, Source Code, hardware, trade secrets, know-how, formulas, flow charts, diagnostic routines, business information, forecasts, financial plans and data, customer information, marketing plans, the TiVo Technology and unannounced product information. For purposes of this Agreement, Confidential Information also includes all such information disclosed between the parties (and between any TiVo Affiliate and Sony) in the course of negotiating this Agreement, the Sony/TiVo Technology License Agreement and the letter of intent that preceded this Agreement and the Interim Services Agreement. Confidential Information shall exclude information the Receiving Party can demonstrate by reasonably detailed written documentation: (a) was independently developed by the Receiving Party without any use of the Disclosing Party's Confidential Information or by the Receiving Party's employees or other agents (or independent contractors hired by the Receiving Party) who have not been exposed to the Disclosing Party's Confidential Information at the time that such development occurred; (b) became known to the Receiving Party, without restriction, from a source (having a right to disclose such information) other than the Disclosing Party without breach of this Agreement; (c) was in the public domain at the time it was disclosed or enters the public domain through no act or omission of the Receiving Party; (d) was rightfully known by the Receiving Party, without restriction, at the time of disclosure; (e) was approved for disclosure by the Disclosing Party beforehand and in writing; or (f) was disclosed by Disclosing Party to a competitor of Receiving Party without obligations of confidentiality.

     1.8 "End User" shall mean an individual consumer who purchases a product for such consumer's own personal use and not for resale or further distribution.

     1.9 "End User License Agreement" shall mean the agreement between Sony, its Affiliate or a CE Sublicensee (or any of such party's MSOs) and the End User executed as required by the Sony/TiVo Technology License Agreement, which governs such End User's use of the TiVo Technology as incorporated in a Sony Product or a CE Sublicensee Product.

     1.10 "GAAP" shall mean the then current applicable Generally Accepted Accounting Principles in the United States consistently applied as recognized or accepted by the United States Securities and Exchange Commission and the Financial Accounting Standards Board. As used herein, "GAAP" shall also include cost accounting principles that are generally accepted in the United States.

     1.11 "Improvements" shall mean any and all adaptations, customizations, modifications, revisions, improvements, enhancements, and any other developments derived from or based on all or any portion of the TiVo Technology including, without limitation, any derivative works of any copyrightable material therein, as defined by the Copyright Law of the United States of America, Title 17 U.S.C.
Section 101 et seq.

          (a) "Sony Improvements" shall mean any Improvements that are developed solely by or for Sony or its Affiliate, without any assistance from TiVo International or any TiVo Affiliate.

          (b) "TiVo Improvements" shall mean any Improvements that are developed solely by or for TiVo International or any TiVo Affiliate, without any assistance from Sony, and which do not otherwise meet the definition of Joint Innovations.

     1.12 "Innovations" shall mean any processes, machines, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs.

     1.13 "Interim Services Agreement" shall mean the agreement entered into by Sony and TiVo on August 10, 2001 relating to certain engineering services to be provided by TiVo for Sony.

     1.14 "Joint Innovations" shall mean [*] Innovations [*] of the engineering services to be provided under Section 7 (TiVo Engineering Services) of the Sony/TiVo Technology License Agreement or the Interim Services Agreement, either [*] or [*], or [*], on the one hand, and [*] or [*], on the other hand.

     1.15 "License Fee" shall mean the one-time license fee in the amount of [*] that Sony is to pay to TiVo International under the terms of Section 4.1 (License Fee).

     1.16 "Majority-Owned Affiliate" shall mean any entity in which a party, either directly or indirectly, at any time during the Term, controls, is under common control or is controlled by such party. For the purposes of this definition, control means ownership or the ability to control, directly or indirectly, fifty percent (50%) or more of the securities that have the right to elect the Board of Directors or similar management group of the entity. A Majority-Owned Affiliate shall cease to be a Majority-Owned Affiliate on the date that it no longer meets

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been requested with respect to the omitted portions.

the criteria set forth above. Each Party acknowledges and agrees that any breach of this Agreement by a Majority-Owned Affiliate shall be deemed a breach by such Party.

     1.17 "Manufacturing Release" shall mean the version of TiVo Technology that
(a) has passed TiVo's quality assurance tests [*] to be conducted by TiVo with respect to such TiVo Technology); (b) performs in all respects in accordance with the Post Build Test Criteria; (c) has been determined by TiVo to be suitable for use in and distribution to TiVo's consumer network using Personal Digital Recording Technology; and (d) would otherwise be available for distribution by TiVo through a general release as part of the TiVo Service.

     1.18 "Material CE Sublicensee Breach" shall mean the following breaches by a CE Sublicensee of the CE Sublicense Agreement: (a) [*] material breach of the confidentiality obligations; or (b) a Repeated Breach of [*] (iv) any combination of the foregoing.

     1.19 "Material Sony Breach" shall mean the following breaches of this Agreement by Sony or its Affiliate: (a) a material breach of the Source Code license grants or restrictions in Section 2 (License Grants); (b) [*] material breach of the [*].

     1.20 "MSO" shall mean an entity owning or operating one or more wireline, wireless, or satellite distribution systems providing video programming to subscribers.

     1.21 "Object Code" shall mean computer programming code substantially in binary form that is directly executable by a computer after processing, but without compilation or assembly.

     1.22 "Personal Digital Recording Technology" shall mean client-based and server-based technology that enables (a) one touch recording, pausing, rewinding and slow motion viewing of television programming; (b) the delivery of program schedule, content and other information to consumer devices; and (c) the updating and revision management of software installed on consumer devices.

     1.23 "Post Build Test Criteria" shall mean the criteria used by TiVo to verify that the TiVo Client Technology and the TiVo Server Technology function properly and meet TiVo's quality assurance metrics for Manufacturing Release. All Post Build Test Criteria shall be (a) of reasonable detail, and (b) consistent with the sample attached hereto as Exhibit H (Post Build Test Criteria).

     1.24 "Qualifying Revenue" shall mean the revenue of a given entity from the sale, license or provision of services relating to video, as consolidated at the top most parent level, plus a pro rata share of the revenue of subject entities that are not so consolidated in which the given entity has an "economic interest" (whether directly or indirectly, including, without limitation, ownership of the right to receive a share of the revenue, profits, dividends or capital appreciation of an entity) based on the percentage of "economic interest" of the given entity in the subject entity.

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been requested with respect to the omitted portions.

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

     1.25 "Repeated Breach" shall mean [*] or more material breaches of this Agreement by Sony or its Affiliate, or of a CE Sublicense Agreement by a CE Sublicensee, within any twelve (12) month period (without giving effect to cure periods); provided, however, that an allegation of a material breach that is determined not to be true or substantiated by a court of competent jurisdiction or arbitral panel (if arbitration is mutually agreed to by the parties) shall not constitute a material breach for purposes of determining whether a Repeated Breach has occurred. In order for any breach of this Agreement by Sony or its Affiliate, or any breach of a CE Sublicense Agreement by a CE Sublicensee, to constitute a Repeated Breach, TiVo-International must provide Sony with a written notice identifying the alleged breach and reasonable evidence of such breach. [*]

     1.26 "Royalty [*]" shall mean [*] or the [*] amount as set forth below. In the event that Sony does not [*] of the TiVo Client Technology and [*] of the TiVo Server Technology (collectively, [*] on or before [*] pursuant to the Sony/TiVo Technology License Agreement, then the Royalty [*] shall [*] for a Royalty [*] of [*]. In the event that Sony does [*] pursuant to the Sony/TiVo Technology License Agreement, but does not [*] TiVo Client [*] and TiVo Server [*] on or before [*] pursuant to the Sony/TiVo Technology License Agreement, then the Royalty [*] shall [*] for a Royalty [*]. For purposes of this Section
1.26 Royalty [*] an [*] is a [*] of the applicable [*] that Sony [*] pursuant to the [*] of the Sony/TiVo Technology License Agreement. For clarity, except as provided below, (a) if Sony [*] on or before the dates set forth above pursuant to the Sony/TiVo Technology License Agreement, then the Royalty [*] or (b) if Sony [*] on or before [*] pursuant to the Sony/TiVo Technology License Agreement, but does [*] in the [*] on or before [*] pursuant to the Sony/TiVo Technology License Agreement, then the Royalty [*]. The [*] in the Royalty [*] provided herein are Sony's [*] in the event [*], as the case may be, pursuant to the Sony/TiVo Technology License Agreement.

     1.27 "Royalty Report" shall mean a report containing (a) a list of all CE Sublicensees of the TiVo Client Technology and the license fees and/or royalties Sony receives under each CE Sublicense Agreement; (b) the number of all CE Sublicensee Products at the time a royalty accrues to Sony but no later than the time of shipment or transfer to either a Third Party or a retail store owned by such CE Sublicensee (whichever occurs first) identified by CE Sublicensee and the CE Sublicensee's product identifier (such as model number); (c) a list of all CE Sublicensees of the TiVo Server Technology and the license fees and/or royalties Sony receives for each CE Sublicense Agreement; (d) the number of all Sony Video Recording Devices shipped or otherwise transferred to either a Third Party or a retail store owned by Sony or its Affiliates (whichever occurs first) for sale and use within a TiVo Service Area and the Sony product identifier (such as model number); and (e) the number of all Sony Video Recording Devices shipped or otherwise transferred to either a Third Party or a retail store owned by Sony or its Affiliates (whichever occurs first) intended for sale and use outside a TiVo Service Area and, if reasonably possible at no additional charge to Sony, whether such product was shipped for sale in Europe, the Americas or Asia, and Sony's product identifier (such as model number).

     1.28 "Server Technology Documentation" shall mean the documentation and other specifications TiVo provides to Sony related to the TiVo Server Technology.

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been requested with respect to the omitted portions.

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

     1.29 "Sony Primary Affiliates" shall mean the following Affiliates of Sony:
Sony Electronics Inc. and Sony Europe GmbH.

     1.30 "Sony Products" shall mean products including, without limitation, Sony Video Recording Devices, developed by or for Sony or its Affiliates (a) incorporating all or any portion of the TiVo Client Technology; and (b) either marketed under the brand of Sony or its Affiliates, under a MSO brand, or co-branded with any combination of the foregoing. Except with respect to the sale of Sony Products under a MSO's brand or a co-branded product (as described above), for the avoidance of doubt, Sony Products shall not include products manufactured by or for Sony or its Affiliates for distribution or sale under an original equipment manufacturer (OEM) relationship.

     1.31 "Sony Source Code Affiliates" shall mean the following Affiliates of
Sony: [*].

     1.32 "Sony/TiVo Technology License Agreement" shall mean that certain TiVo, Inc. Technology License Agreement as of the date hereof entered into between TiVo and Sony.

     1.33 "Sony Video Recording Device" shall mean a Video Recording Device developed by or for Sony or its Affiliates (a) incorporating all or any portion of the TiVo Client Technology; and (b) either marketed under the brand of Sony or its Affiliates, under a MSO brand, or co-branded with any combination of the foregoing. Except with respect to sale of Sony Video Recording Devices under MSO's brand or a co-branded product (as described above), for avoidance of doubt, Sony Video Recording Devices shall not include products manufactured by or for Sony or its Affiliates for distribution or sale under an original equipment manufacturer (OEM) relationship.

     1.34 "Source Code" shall mean computer programming code and all associated header files that may be displayed in a form readable and understandable by a programmer of ordinary skill including any related source code level system documentation, comments and procedural code, such as job control language and which requires further compilation or other processing to be executed by a computer.

     1.35 "Taxes" shall mean any sales, use, excise, import or export, value-added or similar tax or duty, and any other tax, including any penalties and interest, and all government permit or license fees and all customs and similar fees and any costs associated with the collection or withholding of any of the foregoing items.

     1.36 "Term" shall mean seven (7) years after the Effective Date unless earlier terminated in accordance with Section 9 (Term and Termination).

     1.37 "Third Party" shall mean any entity or individual (including Majority-Owned Affiliates of each party, unless a Majority-Owned Affiliate of Sony is deemed an Affiliate pursuant to Section 1.1 (Affiliate)) other than Sony or its respective Affiliates and TiVo International and any TiVo Affiliate.

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     1.38 "TiVo" shall mean TiVo, Inc., the parent company of TiVo
International.

     1.39 "TiVo Affiliate" shall mean TiVo and any entity (other than TiVo International) in which TiVo, either directly or indirectly, at any time during the term of the licenses in Section 2 (License Grants) (a) holds one hundred percent (100%) of the issued shares of voting stock (or similar indicia of ownership); or (b) has the power to exercise one hundred percent (100%) of the voting rights. An Affiliate shall cease to be an Affiliate on the date that it no longer meets the criteria set forth above.

     1.40 "TiVo Client Technology" shall mean the TiVo Client Initial Release, TiVo Client Interim Releases, TiVo Client [*] and, if licensed by Sony, TiVo Client Upgrades, along with any pre-release versions that may be provided by TiVo from time to time.

          (a) "TiVo Client Initial Release" shall mean the software, hardware reference design, and other TiVo Client Technology components of the Personal Digital Video Recording Technology owned by TiVo International or TiVo Affiliates, as described in more detail in Exhibit A (TiVo Technology) as it exists on the Effective Date. As such, the TiVo Client Initial [*] Release.

          (b) "TiVo Client Interim Releases" shall mean (a) the [*] of the software, hardware reference design, and other TiVo Client Technology components of the Personal Digital Recording Technology owned by TiVo International or TiVo Affiliates, as described in more detail in Exhibit A (TiVo Technology), and to be delivered to Sony by TiVo pursuant to the Sony/TiVo Technology License Agreement; and (b) [*] of the [*], hardware reference design and other TiVo Client Technology components of the Personal Digital Recording Technology owned by TiVo International or TiVo Affiliates, as described in more detail in Exhibit A (TiVo Technology), and to be delivered to Sony by TiVo pursuant to the Sony/TiVo Technology License Agreement. [*] of the software shall not be a [*], but shall [*] to the Sony/TiVo Technology License Agreement). In the event that TiVo makes available for general release a version of the TiVo Client Technology between [*] other than those described above, and TiVo [*] pursuant to the Sony/TiVo Technology License Agreement, [*] in [*] for all purposes of this Agreement.

          (c) "TiVo Client [*]" shall mean the [*] of [*] of the software, hardware reference design, and other TiVo Client Technology components of the Personal Digital Recording Technology owned by TiVo International or TiVo Affiliates (which shall include a [*]), as described in more detail in Exhibit A (TiVo Technology), and to be delivered to Sony by TiVo pursuant to the Sony/TiVo Technology License Agreement.

          (d) "TiVo Client Upgrades" shall mean any TiVo Improvements to TiVo Client [*] owned by TiVo International or TiVo Affiliates that are made available by TiVo for general release to its Third Party licensees or distributed by TiVo International or a TiVo Affiliate through a general release to its network of existing personal digital video recorders.

     1.41 "TiVo [*]" shall mean a Sony Video recording Device [*].

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     1.42 "TiVo International Patent Rights" shall mean all of the following to the extent claiming, covering or encompassing any invention or other subject matter applicable to the TiVo Technology, which are owned by TiVo International:
(a) all international and foreign patents (i.e., patents not protected under Title 35 of the United States Code), utility models, certificates of invention and other governmental grants for the protection of inventions and all reissues, renewals, re-examinations and extensions thereof (based on the patent applications described in Section 1.42(b)); (b) all international and foreign patent applications filed within five (5) years of the Effective Date; (c) all applications for any of the foregoing including without limitation any international, provisional, divisional, continuation, continuation-in-part, and continuing prosecution applications; and (d) all rights in, arising out of, or associated with any of the foregoing.

     1.43 "TiVo International Proprietary Rights" shall mean all (a) TiVo International Patent Rights and (b) international and foreign rights associated with works of authorship, including copyrights, moral rights and mask work rights (i.e., rights not protected under Title 17 of the United States Code).

     1.44 "TiVo Service" shall mean the personal video recording services offered and provided by TiVo at any given time under the mark "TiVo," which includes the use of Personal Digital Recording Technology in Video Recording Devices installed in End Users' homes.

     1.45 "TiVo Service Area" shall mean the geographic regions at any given time where the TiVo Service is offered by TiVo. A list of the geographic regions currently in the TiVo Service Area is set forth in Exhibit D (TiVo Service
Area), which TiVo International may update from time to time.

     1.46 "TiVo Server Technology" shall mean the TiVo Server Initial Release, TiVo Server Interim Releases, TiVo Server [*] and, if licensed by Sony, TiVo Server Upgrades, along with any pre-release versions that may be provided by TiVo from time to time.

          (a) "TiVo Server Initial Release" shall mean the software, hardware reference design and other components of the TiVo Server Technology components of the Personal Digital Recording Technology owned by TiVo International or TiVo Affiliates, as described in more detail in Exhibit A (TiVo Technology) as it exists on the Effective Date. [*]

          (b) "TiVo Server Interim Releases" shall mean (a) the [*] of [*] of the software, hardware reference design and other TiVo Server Technology components of the Personal Digital Recording Technology owned by TiVo International or TiVo Affiliates, as described in more detail in Exhibit A (TiVo Technology), and to be delivered to Sony by TiVo pursuant to the Sony/TiVo Technology License Agreement; and (b) [*] of the software, hardware reference design and other TiVo Server Technology components of the Personal Digital Recording Technology owned by TiVo International or TiVo Affiliates, as described in more detail in Exhibit A (TiVo Technology), and to be delivered to Sony by TiVo pursuant to the Sony/TiVo Technology License Agreement. [*] of the software shall not be a [*], but shall [*] to the Sony/TiVo Technology License Agreement). In the event that TiVo makes available for

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

general release a version of the TiVo Server Technology between [*] other than those described above, and TiVo [*] pursuant to the Sony/TiVo Technology License Agreement, [*] in [*] for all purposes of this Agreement.

          (c) "TiVo Server [*]" shall mean the [*] of [*] of the software, hardware reference design, and other TiVo Server Technology components of the Personal Digital Recording Technology owned by TiVo International or TiVo Affiliates that supports TiVo Client [*], as described in more detail in Exhibit A (TiVo Technology), and to be delivered to Sony by TiVo pursuant to the Sony/TiVo Technology License Agreement.

          (d) "TiVo Server Upgrades" shall mean any TiVo Improvements to TiVo Server [*] owned by TiVo International or TiVo Affiliates that are made available by TiVo for general release to its Third Party licensees or used by TiVo to support TiVo Client Upgrades.

     1.47 "TiVo Technology" shall mean the TiVo Client Technology and TiVo Server Technology, collectively, including any "Updates" that Sony may receive pursuant to the Sony/TiVo Technology License Agreement.

     1.48 "TiVo Trade Dress" shall mean the unique and inherently distinctive features of the TiVo Service described in Exhibit E (TiVo Trade Dress).

     1.49 "Trigger Event" shall mean the first to occur of any of the following:

          (a) if the licenses in this Agreement and the Sony/TiVo Technology License Agreement are [*] by a [*] of [*]; or

          (b) after either the [*] by another entity or [*] if (i) the [*] calculated for the combined entities, including the [*] to the date of such [*], being or becoming [*] for each [*] over any [*]; and (ii) such [*] at the time it meets the [*] criteria above after the [*] has [*] of [*] and [*] of [*]; or

          (c) when TiVo itself (i) [*] for [*] over any [*]; and (ii) at the time [*] meets the [*] criteria above, has [*] of [*] and [*].

     1.50 "Video Recording Device" shall mean a component or device, the principal purpose of which is the recording and playback of a sequence of images, whether or not accompanied by sounds ("Video"), on any digital media, whether such media is now in existence or which comes into existence in the future. The Video signal may be analog or digital and may be delivered to the Video Recording Device by terrestrial broadcast, satellite, cable [*]. A Video Recording Device may be a standalone product or part of a larger product.

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2. License Grants.

     2.1 TiVo Technology License (Japan).

          (a) TiVo Client Technology. TiVo International grants to Sony and its Affiliates a royalty-free, perpetual, irrevocable (except as set forth in Section 9.3(a) (Termination for a Material Sony Breach)), non-transferable, non-exclusive license, under the TiVo International Proprietary Rights, to:

               (i) Internally use, perform, display, reproduce, modify and create Improvements to the TiVo Client Technology;

               (ii) Make and have made Sony Products, provided that any software embodying the TiVo Client Technology incorporated in such Sony Products shall be solely in Object Code form;

               (iii) Provide services for End Users located in Japan using Sony Products, CE Sublicensee Products or products of Third Parties based on TiVo Technology using the TiVo Client Technology;

               (iv) Use, display, distribute, perform, offer to sell, sell and import Sony Products solely in Japan and [*] the TiVo Client Technology to create such Sony Products solely for use in Japan; and

               (v) Sublicense to End Users of Sony Products (either directly or through MSOs), solely for use in Japan, the right to use, display and perform any TiVo Client Technology incorporated in such Sony Products; provided that all such sublicenses shall be subject to the restrictions set forth in Section 2.3(d) (End User Agreements).

          (b) TiVo Server Technology License. TiVo International grants to Sony and its Affiliates a royalty-free, perpetual, irrevocable (except as set forth in Section 9.3(a) (Termination for a Material Sony Breach)), non-transferable, non-exclusive license, under the TiVo International Proprietary Rights, to:

               (i) Internally use, perform, display, and reproduce the TiVo Server Technology solely in Japan;

               (ii) Internally [*] of the TiVo Server Technology [*] of the TiVo Server Technology [*] TiVo Server Technology") solely in Japan; and

               (iii) Use, display, distribute, perform, offer to sell, and sell services, directly or through a Third-Party hosting service provider, solely to End Users located in Japan using Sony Products, CE Sublicensee Products or products of Third Parties based on TiVo Technology and [*] the TiVo Server Technology and [*] TiVo Server Technology to create and

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provide such services solely to End Users located in Japan using Sony Products,
CE Sublicensee Products or products of Third Parties based on TiVo Technology.

          (c) TiVo Client Technology Sublicense. TiVo International grants to Sony an irrevocable (except as set forth in Section 9.3(a) (Termination for a Material Sony Breach)), non-exclusive license to sublicense to CE Sublicensees a non-exclusive and non-transferable right, under the TiVo International Proprietary Rights (without the right to grant further sublicenses except as expressly set forth herein), to:

               (i) Internally use the TiVo Client Technology, provided that any software embodying the TiVo Client Technology shall be provided to and used by such CE Sublicensee solely in Object Code form;

               (ii) Make and have made CE Sublicensee Products, provided that any software embodying the TiVo Client Technology incorporated in such CE Sublicensee Products shall be solely in Object Code form;

               (iii) Use, display, distribute, perform, offer to sell, sell, and import CE Sublicensee Products solely in Japan and [*] the TiVo Client Technology to create such CE Sublicensee Products solely for use in Japan; and

               (iv) Sublicense to End Users of such CE Sublicensee Products (either directly or through MSOs), solely for use in Japan, the right to use, display and perform any TiVo Client Technology incorporated in such CE Sublicensee Products; provided that all such sublicenses shall be subject to the restrictions set forth in Section 2.3(d) (End User Agreements).

          (d) TiVo Server Technology Sublicense. TiVo International grants to Sony an irrevocable (except as set forth in Section 9.3(a) (Termination for a Material Sony Breach)), non-exclusive license to sublicense to CE Sublicensees a non-exclusive and non-transferable right, under the TiVo International Proprietary Rights (without the right to grant further sublicenses), to:

               (i) Internally use, perform, display, and reproduce the TiVo Server Technology and [*] TiVo Server Technology in Object Code form only and solely in Japan; and

               (ii) Use, display, distribute, perform, offer to sell, and sell services, directly or through a Third-Party hosting service provider, solely to End Users of Sony Products, CE Sublicensee Products or products of Third Parties based on TiVo Technology located in Japan and [*] the TiVo Server Technology and Modified TiVo Server Technology to create and provide such services solely to End Users of Sony Products, CE Sublicensee Products, or products of Third Parties based on TiVo Technology located in Japan; provided that any software embodying the TiVo Server Technology shall be used, reproduced, displayed, distributed, and performed solely in Object Code form.

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          (e) TiVo Technology Limitations. Sections 2.1(c) (TiVo Client
Technology Sublicense) and 2.1(d) (TiVo Server Technology Sublicense) are the sole rights of Sony to sublicense the TiVo Technology under this Agreement.

     2.2 TiVo Technology License (worldwide).

          (a) TiVo Client Technology License. TiVo International grants to Sony and its Affiliates a perpetual, irrevocable (except as set forth in Section 9.3(a) (Termination for a Material Sony Breach)), non-transferable, non-exclusive license, under the TiVo International Proprietary Rights, to:

               (i) Internally use, perform, display and reproduce, modify and create Sony Improvements to the TiVo Client Technology solely for use in Sony Video Recording Devices;

               (ii) Make and have made Sony Video Recording Devices, provided that any software embodying the TiVo Client Technology incorporated in such Sony Video Recording Devices shall be solely in Object Code form;

               (iii) Provide services for End Users of Sony Video Recording Devices located anywhere in the world using the TiVo Client Technology;

               (iv) Use, display, distribute, perform, offer to sell, sell, and import Sony Video Recording Devices for use worldwide and [*] the TiVo Client Technology to create such Sony Video Recording Devices for use worldwide; and

               (v) Sublicense to End Users of Sony Video Recording Devices (either directly or through MSOs), for use worldwide, the right to use, display and perform any TiVo Client Technology incorporated in such Sony Video Recording Devices, provided that all such sublicenses shall be subject to the restrictions set forth in Section 2.3(d) (End User Agreements).

          (b) TiVo Server Technology License. TiVo International grants to Sony and its Affiliates a perpetual, irrevocable (except as set forth in Section 9.3(a) (Termination for a Material Sony Breach)), non-transferable, non-exclusive license, under the TiVo International Proprietary Rights, to:

               (i) Internally use, perform, display, and reproduce the TiVo Server Technology; and

               (ii) Internally [*] of the TiVo Server Technology and [*] of the TiVo Server Technology; and

               (iii) Use, display, distribute, perform, offer to sell, and sell services, directly or through a Third-Party hosting service provider, to End Users of Sony Video Recording Devices located anywhere in the world and [*] the TiVo Server Technology and

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Modified TiVo Server Technology to create and provide such services to End Users of Sony Video Recording Devices anywhere located in the world.

     2.3 License Restrictions.

          (a) Handling of TiVo Source Code. The terms and conditions with respect to Sony's handling of any TiVo Source Code are set forth in Exhibit B (Secure Procedures for Handling TiVo Source Code).

          (b) TiVo User Interfaces and Related TiVo Trade Dress. Notwithstanding any other provision of this Agreement, the licenses granted in Section 2 (License Grants) shall not include a license to any intellectual property rights in or to the TiVo Trade Dress regardless of whether such elements or features are included in the TiVo Technology. Sony shall not, and shall not permit any Affiliate of Sony or a CE Sublicensee to: (i) use, reproduce, or otherwise replicate in any manner the TiVo Trade Dress; or (ii) develop or use any user interface features or elements that violates TiVo International's intellectual property rights to the TiVo Trade Dress as defined under United States law.

          (c) Sublicense Agreements. Sony shall protect TiVo International's interest in the TiVo Technology and shall ensure that any sublicenses of the TiVo Technology under Sections 2.1(c) (TiVo Client Technology Sublicense) or 2.1(d) (TiVo Server Technology Sublicense) shall be pursuant to a CE Sublicense Agreement. Sony shall use reasonable diligence to monitor each CE Sublicensee's compliance with the CE Sublicense Agreement and if Sony becomes aware of a breach of any minimum terms and conditions specified in the Sony/TiVo Technology License Agreement by a CE Sublicensee, Sony shall (i) promptly notify TiVo International or a TiVo Affiliate in writing of such breach, and (ii) at TiVo International's expense, provide any cooperation and assistance that TiVo International may reasonably require in enforcing TiVo International's rights in and to the TiVo Technology. If a CE Sublicensee breach constitutes a Material CE Sublicensee Breach, then Sony shall, upon the written request of TiVo International, promptly provide written notice of termination of such CE Sublicensee's license rights in or to the TiVo Technology and enforce such termination in accordance with the terms of such CE Sublicense Agreement. If Sony is in compliance with the obligations in this Section 2.3(c) (Sublicense Agreements), TiVo International acknowledges that Sony shall have no liability to TiVo International or any Third Party for any (i) breach by a CE Sublicensee of a CE Sublicense Agreement; or (ii) termination by Sony of any CE Sublicense Agreement.

          (d) End User Agreements. Sony shall protect TiVo International's interest in the TiVo Technology and shall ensure that any sublicenses granted to End Users by Sony, its Affiliates, MSOs or CE Sublicensees shall be pursuant to an End User License Agreement.

          (e) General Restrictions. Sony and its Affiliates shall not, and shall not authorize any Third Party to: (i) translate, reverse engineer, decompile, disassemble, attempt to derive the Source Code of any TiVo Technology provided to Sony solely in Object Code form; (ii) modify or create any Improvements of any TiVo Technology except as expressly provided in this Agreement; (iii) sublicense, rent, lease, loan, timeshare, sell, distribute, assign or transfer any rights in, grant a security interest in, or transfer possession of any TiVo Technology, except as expressly provided in this Agreement; or (iv) obfuscate, alter or remove any of TiVo

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

International's copyright or other proprietary rights notices or legends appearing on or in the TiVo Technology as delivered to Sony, and all such markings shall be included on or in all copies of any portion of the TiVo Technology made by Sony, its Affiliates or any CE Sublicensee for their internal use.

          (f) "Have Made" Rights. The parties confirm that the "have made" rights granted to Sony and its Affiliates in this Section 2 (License Grants) include the right [*] of the TiVo Technology to [*] solely for purposes of [*] on behalf of Sony and its Affiliates [*] Sony Products.

     2.4 Documentation License.

          (a) TiVo Client Technology Documentation. TiVo International grants to Sony and its Affiliates under its copyright rights a non-exclusive, non-transferable license to modify, reproduce, and distribute the Client Technology Documentation for internal purposes and to MSOs and to CE Sublicensees; provided that such Client Technology Documentation shall only be used in connection with the TiVo Client Technology licenses granted in this Agreement or in the applicable CE Sublicense Agreement. For clarification, any Client Technology Documentation, to the extent it includes Source Code, shall be subject to the Source Code restrictions in Section 2.3(a) (Handling of TiVo Source Code) and any disclosure thereof shall be restricted to Sony Source Code Affiliates. Sony acknowledges and agrees that the disclosure and use of the Client Technology Documentation shall be in compliance with the confidentiality restrictions in Section 7 (Confidentiality) and the restrictions in Section 2.3 (License Restrictions).

          (b) TiVo Server Technology Documentation. TiVo International grants to Sony and its Affiliates under its copyright rights a non-exclusive, non-transferable license to modify, reproduce and distribute the Server Technology Documentation for internal purposes and to CE Sublicensees; provided that such Server Technology Documentation shall only be used in connection with the TiVo Server Technology licenses granted in this Agreement or in the applicable CE Sublicense Agreement. For clarification, if Sony exercises its license option in Section 3.2 (a) (Server Source Code License), any Server Technology Documentation, to the extent it includes Source Code, shall be subject to the Source Code restrictions in Section 2.3(a) (Handling of TiVo Source Code) and any disclosure thereof shall be restricted to Sony Source Code Affiliates. Sony acknowledges and agrees that the disclosure and use the Server Technology Documentation shall be in compliance with the confidentiality restrictions in Section 7 (Confidentiality) and the restrictions in Section 2.3 (License Restrictions).

          (c) TiVo End User Documentation. TiVo shall, from time to time under the Sony/TiVo Technology License Agreement, provide Sony certain documentation generally made available by TiVo to End Users of the TiVo Service that is intended to be used with the TiVo Technology licensed pursuant to this Agreement. TiVo International grants to Sony and its Affiliates under its copyright rights a non-exclusive, non-transferable license to modify, reproduce and distribute (through multiple tiers of sublicensees) such TiVo End User

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documentation for internal purposes and to MSOs, CE Sublicensees and End Users of Sony Products and CE Sublicensee Products. Sony acknowledges and agrees that any modification, reproduction or distribution of such End User documentation must comply with the TiVo Trade Dress restrictions in Section 2.3(b) (TiVo User Interfaces and Related TiVo Trade Dress).

3. Additional Obligations.

     3.1 TiVo Upgrades. Sony may, at its discretion, elect to receive one or more TiVo Client Upgrades and TiVo Server Upgrades (herein, "TiVo Technology Upgrades") by payment to TiVo International or a TiVo Affiliate of a fee to be negotiated between the parties for each such TiVo Technology Upgrade. Payment by Sony to a TiVo Affiliate of a license fee and/or royalty for TiVo Technology Upgrades shall constitute payment to TiVo International; provided, however, that the parties agree that any such fee negotiated for TiVo Technology Upgrades shall provide that after a voluntary rejection by the TiVo bankruptcy estate of the Sony/TiVo Technology License Agreement ("Voluntary Rejection") pursuant to
Section 365 of Title 11 of the United States Code or any successor (the "Bankruptcy Code"), Sony shall pay (i) only TiVo International with respect to the exercise of rights under TiVo International Proprietary Rights licensed to Sony and its Affiliates under this Agreement and (ii) only to TiVo solely with respect to the exercise of rights under the TiVo Proprietary Rights (as defined under the Sony/TiVo Technology License Agreement) licensed to Sony and its Affiliates under the Sony/TiVo License Agreement and solely to the extent that the licenses under such agreement are in effect after the Voluntary Rejection. Unless otherwise agreed to by the Parties, all TiVo Technology Upgrades licensed hereunder shall be licensed within the scope of Section 2 (License Grants). TiVo International or a TiVo Affiliate shall give Sony prompt written notice of each TiVo Technology Upgrade.

     3.2 TiVo Server Technology Source Code.

          (a) Server Source Code License. Sony may, at its discretion, elect to obtain a royalty-free, perpetual, irrevocable (except as set forth in Section 9.2(a) (Termination for a Material Sony Breach)), non-transferable, non-exclusive license (without the right to grant sublicenses) to internally use, perform, display, reproduce, modify and create Improvements to the Source Code to the TiVo Server Technology (up to and including TiVo Server [*] only) upon payment to TiVo of a non-refundable, [*] license fee of [*] pursuant to
Section 5.2(a) (Server Source Code License) of the Sony/TiVo Technology License Agreement. If Sony elects to receive such license, the TiVo International Proprietary Rights to the Source Code of such TiVo Server Technology shall be licensed to Sony and its Affiliates pursuant to the terms and conditions of this Agreement including, without limitation, the Source Code handling restrictions set forth in Section 2.3(a) (Handling of TiVo Source Code).

          (b) [*] Upon receipt of [*] or [*] of TiVo Server Technology, as defined under and pursuant to the Sony/TiVo Technology License Agreement, TiVo International [*] Sony and its Affiliates [*] to a [*] pursuant to Section 5.2(b) (TiVo Maintenance Breach) of the Sony/TiVo Technology License Agreement [*], under the TiVo International Proprietary Rights,

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to [*] the [*] of the TiVo Server Technology solely [*], and TiVo International
[*] Sony and its Affiliates the [*] and [*] to the TiVo Server Technology licenses granted in Section 2 (License Grants). Any sublicense Sony grants pursuant to this Section shall be pursuant to a written sublicense agreement containing the minimum terms and conditions specified in Section 5.2(c) [*] of the Sony/TiVo Technology License Agreement.

     3.3 Transfers to TiVo International. TiVo International agrees to enter into the Intellectual Property Assignment Agreement set forth in (Exhibit F (Assignment Agreement) (the "Assignment Agreement")) and the Intellectual Property License and Cooperation Agreement set forth in Exhibit G (License Agreement) (the "Intercompany License Agreement") between TiVo and TiVo International on or prior to the Effective Date. TiVo and TiVo International agree that they will execute all documents necessary to assign to TiVo International sole ownership of all TiVo International Proprietary Rights in the TiVo Technology (excluding TiVo Technology Upgrades unless such TiVo Technology Upgrade is licensed by Sony) for copyrights and mask works that arise under laws other than the United States Code and Patent Rights that arise under laws other than the United States Code ("Foreign Rights"). So long as there are any Foreign Rights in the TiVo Technology that remain to be assigned to TiVo International as required by the immediately preceding sentence, TiVo International agrees that it will not rescind, agree to rescind, reduce or agree to reduce the scope of the Assignment Agreement, except upon the occurrence of a Trigger Event. Additionally, so long as the licenses granted to Sony and its Affiliates under this Agreement is in effect, TiVo International agrees that it will not rescind, agree to rescind, reduce or agree to reduce the scope of the Intercompany License Agreement, except upon the occurrence of a Trigger Event. Upon Sony's reasonable request, exercisable no more than once every other calendar quarter, TiVo International will provide Sony with written evidence of such Foreign Rights assignments and ownership to the extent not previously provided.

4. License Fees and Royalties.

     4.1 License Fee. Within [*] business days after execution of this Agreement and in consideration of the licenses granted in Section 2 (License Grants), Sony shall pay to TiVo International the License Fee.

     4.2 Japan Sublicense Fees. [*], no payments or reports shall be due under this Section 4.2. [*], Sony shall pay the amounts and make the reports specified herein to TiVo International solely with respect to the exercise of rights under the TiVo International Proprietary Rights licensed to Sony and its Affiliates under this Agreement.

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          (a) TiVo Client Technology Sublicense.

               (i) Within [*] days after the effective date of a CE Sublicense Agreement, Sony will pay to TiVo International the greater of: (A) [*] of the aggregate amount of any sublicense fees due to Sony from the CE Sublicensee during such [*] day period in connection with such CE Sublicense Agreement; or
(B) [*]. Thereafter, until Sony has paid to TiVo International [*], Sony will pay to TiVo on a quarterly basis the greater of: (A) [*] for each CE Sublicensee Product shipped or otherwise transferred to a Third Party during such quarter; or (B) [*] of any royalties or additional sublicense fees due to Sony from the CE Sublicensee.

               (ii) Once Sony has paid to TiVo International [*] in connection with a CE Sublicense Agreement pursuant to subsection (i) above, Sony will make [*] payments to TiVo International until the earlier of: (A) [*] Sony under such CE Sublicense Agreement reaches [*]; or (B) [*] CE Sublicensee Products are shipped or otherwise transferred to a Third Party. Thereafter, with respect to running royalties or additional sublicense fees due to Sony from the CE Sublicensee under such CE Sublicense Agreement, Sony will pay to TiVo International on a quarterly basis the greater of: (A) [*] for each CE Sublicensee Product shipped or otherwise transferred to a Third Party during such quarter; or (B) [*] of any royalties or additional sublicense fees due to Sony from the CE Sublicensee.

               (iii) Royalties due under this Section 4.2 (Japan Sublicense
Fees) are payable quarterly for the quarter prior to the preceding quarter (e.g. the Royalty Report and the payment made on April 30 for the quarter ending on March 31 shall be for royalties accrued in the quarter ended December 31) as specified in the Royalty Report required under Section 4.3(e) (Royalty Reports). Any royalties due to TiVo International under this Section 4.2 (Japan Sublicense
Fees) may be paid by Sony or a Sony Primary Affiliate.

          (b) TiVo Server Technology Sublicense. TiVo International and Sony shall mutually agree to the terms of any sublicense that Sony or its Affiliate proposes to grant with respect to the TiVo Server Technology, and the granting of any such sublicense shall be conditioned on such agreement.

     4.3 Royalties. Prior to Voluntary Rejection, no payments or reports shall be due under this Section 4.3. After a Voluntary Rejection, Sony shall pay the amounts and make the reports specified herein to TiVo International solely with respect to the exercise of rights under the TiVo International Proprietary Rights licensed to Sony and its Affiliates under this Agreement.

          (a) Royalties Within TiVo Service Areas. Except as set forth in
Section 4.3(c) (Royalty Adjustment) and [*], Sony or its applicable Affiliate shall pay to TiVo International [*] per unit for each Sony Video Recording Device manufactured by or for Sony or its Affiliate that is shipped or otherwise transferred to either a Third Party or a retail store owned by Sony or its Affiliates (whichever occurs first) for use within the TiVo Service Area. For the avoidance of doubt, [*] that are sold by Sony or its Affiliate for use within a TiVo Service Area. In the event that an area ceases to be a TiVo Service Area, the payment of royalties on all Sony

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Video Recording Devices distributed after the effective termination of such area's status will be pursuant to the terms of Section 4.3(b) (Royalties Outside TiVo Service Areas). [*].

          (b) Royalties Outside TiVo Service Areas. Except as otherwise set forth in Section 4.3(c) (Royalty Adjustment), Sony or its applicable Affiliate shall pay to TiVo International [*] per unit for each Sony Video Recording Device manufactured by or for Sony or its Affiliate that is shipped or otherwise transferred to a Third Party or a retail store owned by Sony or its Affiliates (whichever occurs first) for use outside of the TiVo Service Area. Sony and its Affiliates, may, in its sole discretion, elect to manufacture Sony Video Recording Devices [*] for use in areas that are outside of the TiVo Service Area. In the event that such areas [*], TiVo International shall[*] with respect to such Sony Video Recording Device [*].

          (c) Royalty Adjustment. After a Voluntary Rejection, subject to the terms of Section 4.4 (License Fee and Royalty Cap), the royalty amounts specified in Sections 4.3(a) (Royalties Within TiVo Service Areas) and (b) (Royalties Outside TiVo Service Areas) shall remain in effect for so long as any claim in any TiVo International Patent Right is still in effect in any jurisdiction in which the Sony Video Recording Device is manufactured, imported, sold, offered for sale or used. When no claim under TiVo International Patent Rights is any longer in effect, the foregoing royalties [*].

          (d) Royalty Payments. Royalties due under this Section 4.3 (Royalties) shall accrue at the time Sony or its Affiliate ships or otherwise transfers a Sony Video Recording Device to either a Third Party or a retail store owned by Sony or its Affiliates (whichever occurs first). Such royalties are payable quarterly, with payment due commensurate with submission of the Royalty Report required under Section 4.3(e) (Royalty Reports). Nothing in this Section 4.3 (Royalties) shall be construed to require Sony to pay any royalties for products sold for use in Japan. Any royalties due to TiVo International under this Agreement may be paid by Sony or a Sony Primary Affiliate.

          (e) Royalty Reports. Within [*] days following the end of each calendar quarter ending on March 31, June 30, September 30 and December 31, and within [*] days after any termination of this Agreement for any reason, Sony shall submit a Royalty Report to TiVo International containing royalty information as follows: (i) for Sony and its Affiliates for such calendar quarter and (ii) for CE Sublicensees for the calendar quarter prior to the preceding calendar quarter (e.g. the Royalty Report delivered by April 30 for the quarter ending on March 31 shall contain royalty information for CE Sublicensees for the quarter ended December 31). If no such sublicenses were granted, no such products were sold, leased, distributed or transferred, and/or no such Sony Video Recording Devices were delivered to a Third Party during such calendar quarter, Sony shall provide TiVo International a statement so certifying.

          (f) [*]. A Sony Video Recording Device that [*] may be [*] TiVo International or TiVo Affiliate; provided, however, the terms and conditions of [*] or any other [*], if any, are subject to [*]of the parties.

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     4.4 License Fee and Royalty [*]. The parties agree that all royalties and license fees paid by Sony to Tivo International and TiVo Affiliates for the TiVo Client [*] and TiVo Server [*] licensed pursuant to Sections 2.1(a) (TiVo Client Technology), 2.1(b) (TiVo Server Technology License), 2.2(a) (TiVo Client Technology License) and 2.2(b) (TiVo Server Technology License) will [*]. For clarification purposes, any payments made by Sony to TiVo pursuant to Sections 5 (Additional Obligations), 4.2 (Japan Sublicense Fees), 7 (TiVo Engineering Services) under the Sony/TiVo Technology License Agreement, Section 6.2 (Japan Sublicense Fees) of this Agreement and any royalty payments for Sony Video Recording Devices containing releases of TiVo Client Technology after TiVo Client [*].

     4.5 Super Favored Status. The terms of this Section 4.5 shall apply only
[*]

          (a) Scope.

               (i) During the Term and so long as Sony has not paid royalties and license fees to TiVo International or a TiVo Affiliate under this Agreement [*], the combination of the License Fee and per unit royalties to be paid by Sony to TiVo under this Section 4 (License Fees and Royalties) shall be [*] the upfront license fees and per unit royalties to be paid by any other Third Party licensee for a license to the TiVo Client [*] and TiVo Server [*] on terms and conditions substantially similar to those set forth herein; provided that (A) in assessing this clause, the economic impact [*] shall be considered; (B) in the event that the License Fee and per unit royalties would trigger this provision but for considering the economic impact [*], Sony shall be entitled to receive upfront license fees and per unit royalties (when taken in combination) [*] those offered to such licensee; provided that [*] shall no longer apply to the royalties payable by Sony; and (C) the foregoing shall not apply to any licenses to the TiVo Technology granted prior to the date of a Voluntary Rejection or granted in connection with the settlement for any action or litigation against TiVo International.

               (ii) During the Term [*], the combination of the upfront License Fee and per unit royalties to be paid by Sony to TiVo International under this
Section 4 (License Fees and Royalties) (as apportioned below) shall be [*] the upfront license fees and per unit royalties to be paid by any other Third Party licensee for a license to only the TiVo Client [*] on terms and conditions substantially similar to those set forth herein; provided that (A) [*]; (B) in the event that the upfront license fee and per unit royalties would trigger this [*], Sony shall be entitled to receive upfront license fees and per unit royalties (when taken in combination) [*] those offered to such licensee; provided that [*] (C) the foregoing shall not apply to any licenses to the TiVo Client Technology granted prior to the date of a Voluntary Rejection or granted in connection with the settlement for any action or litigation against TiVo International. For purposes of this Section 4.5(a)(ii), [*] of the License Fee and all of the royalties shall be allocated to the TiVo Client Technology.

               (iii) During the Term [*], the combination of the upfront License Fee and per unit royalties to be paid by Sony to TiVo International under this
Section 4 (License Fees and Royalties) (as apportioned below) shall be [*] the upfront license fees and per unit royalties

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to be paid by any other Third Party licensee for a license to only the TiVo
Server [*] on terms and conditions substantially similar to those set forth herein; provided that (A) [*]; (B) in the event that the upfront license fee and per unit royalties would trigger this [*], Sony shall be entitled to receive upfront license fees and per unit royalties (when taken in combination) [*] those offered to such licensee; [*]; and (C) the foregoing shall not apply to any licenses to the TiVo Server Technology granted prior to the date of a Voluntary Rejection or granted in connection with the settlement for any action or litigation against TiVo International. For purposes of this Section 4.5(a)(iii), [*] of the License Fee and no royalties shall be allocated to the TiVo Server Technology.

          (b) Adjustment. In the event TiVo International provides a licensee with an upfront license fee and per unit royalties which are less than those set forth in this Section 4 (License Fees and Royalties) and Sony chooses to accept them, TiVo International or a TiVo Affiliate shall, effective as of the date such fees and royalties were provided to such licensee, adjust Sony's License Fee and per unit royalties to an amount [*] those provided to such licensee and credit Sony's account for any overpayments made prior to such adjustment.

          (c) Recordkeeping. TiVo International shall maintain complete and accurate records, in accordance with GAAP , to support and document TiVo International's compliance with the terms of this Section 4.5 (Super Favored Status). TiVo International shall maintain such records for a period of at least three (3) years after Term. During the Term and so long as Sony has not paid royalties and license fees to TiVo International or a TiVo Affiliate equal to the [*], TiVo agrees that it or its designee will provide Sony with a copy of all press releases issued by TiVo International related to license arrangements TiVo International enters into with respect to the TiVo Technology. In addition, upon Sony's request but no more than once a calendar quarter, TiVo International agrees that it or its designee shall provide Sony with the following Confidential Information: a statement as to the number of license arrangements entered into with respect to the TiVo Technology, the identity of each licensee that is a party to any such arrangement (subject to TiVo's confidentiality obligations) and a written certification that no such license arrangement(s) triggered the provisions of this Section 4.5 (Super Favored Status), or if no such arrangements have been entered into, a statement to that effect. At any time, but no more frequently than once every other calendar quarter, an independent certified public accountant, which shall be mutually agreed upon by the parties, shall have the right, upon [*] days' notice and during regular business hours at the regular location for maintenance of such records, to conduct an audit of the relevant portions of such license arrangements solely to verify compliance with this Section 4.5 (Super Favored Status). Such auditor shall return all information, other than audit results, to TiVo International and will only disclose the results of the audit to Sony.

          (d) No Impairment. TiVo International covenants that it shall not enter into any agreement, arrangement or relationship that is intended, or may be reasonably construed, to effect a circumvention of the super favored pricing requirements of this Agreement, nor in the event of any review of an agreement, shall TiVo International redact any portion of an agreement, amendment, supplement or addendum that may bear on the pricing or other economic

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terms TiVo International provides to a licensee. Sony shall pay the costs of the review of any agreements pursuant to this Section 4.5 (Super Favored Status).

          (e) Costs of Review. However, if as a result of any such review it is determined that a Third Party licensee of the TiVo Server [*] and/or TiVo Client [*] has paid upfront license fees or royalties that would trigger the provisions of this Section 4.5 (Super Favored Status) and resulted in the overpayment by Sony of five percent (5%) or more during the audited period, then TiVo International shall pay the costs of the review and credit Sony the overpayment [*].

     4.6 Records and Audits. For at least [*] years after any payment, Sony shall and shall require each Sony Primary Affiliate to maintain complete, current and accurate records documenting all amounts to be paid to TiVo hereunder. No more than once every other calendar quarter, an independent certified public accountant, which shall be mutually agreed upon by the parties, shall have the right, upon [*] business days' notice and during regular business hours at Sony's or a Sony Primary Affiliates' regular location for maintenance of such records, to conduct an audit of the relevant portions of Sony's or a Sony Primary Affiliates' books of account solely to verify compliance with this Agreement. Such auditor shall return all information, other than the audit results, to Sony or the Sony Primary Affiliate and will only disclose the results of the audit to TiVo. If any such audit should disclose any underpayment of royalties or other fees, Sony shall promptly pay TiVo International or a TiVo Affiliate such underpaid amount, [*]. The audit will be conducted at the expense of TiVo International or a TiVo Affiliate, unless the audit reveals that Sony has underpaid TiVo International or a TiVo Affiliate by five percent (5%) or more in any calendar quarter, in which case Sony will reimburse TiVo International or a TiVo Affiliate for all reasonable costs and expenses incurred by TiVo International or a TiVo Affiliate in connection with such audit. Such audits will be conducted no more than once in any period of [*] consecutive months.

5. Payments and Taxes.

     5.1 Payments. All payments made by the Sony or its Affiliates under this Agreement must be made in United States Dollars and shall be paid without deduction, set-off, or counter claim, free and clear of any restrictions or conditions, except with respect to set-offs or credits to be provided by TiVo International to Sony under this Agreement pursuant to Section 6.2(b) (Revenue From Joint Innovations). In the event that the aggregate fees owed by TiVo International to Sony pursuant to this Agreement exceed the aggregate fees owed by Sony to TiVo International at the end of any quarterly payment period, TiVo International shall pay such amount to Sony within [*] days after the end of such quarterly payment period.

     5.2 Taxes. For the License Fee payment under Section 4 (License Fee) of this Agreement in which deductions or withholding for Taxes are required, Sony shall promptly notify TiVo International of any requirement under applicable law to deduct or withhold an amount on behalf of TiVo International on account of any Tax and, if so required under applicable law, Sony shall: (a) pay to the relevant authorities the full amount required to be

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deducted or withheld promptly upon determination by Sony that such deduction or withholding is required; and (b) promptly forward to TiVo International an official receipt (or certified copy), or other documentation reasonably acceptable to TiVo International, evidencing such payment to such authorities. [*] If any deduction is required to be made by law on any other fees to be paid by Sony or the Sony Primary Affiliates to TiVo International hereunder, Sony or such Sony Primary Affiliate shall pay in the manner and at the same time such additional amounts as will result in receipt by TiVo International of such amount as would have been received by TiVo International had no such amount been required to be deducted. Other than as specifically set forth above, Sony shall be responsible for all Taxes incurred in connection with either party's performance under this Agreement, excluding any Taxes based on TiVo International's net income.

6. Ownership.

     6.1 TiVo Technology. TiVo International has and shall retain exclusive ownership of all TiVo International Proprietary Rights in and to the TiVo Technology.

     6.2 Innovations.

          (a) Title to Innovations. Title to Sony Improvements and all Innovations and other intellectual property made solely by Sony personnel other than Joint Innovations shall be solely owned by Sony. All Foreign Rights in and to the Joint Innovations shall be jointly owned by Sony and TiVo International. For clarification, such Joint Innovations shall only extend to the modifications or revisions made pursuant to Section 7 (TiVo Engineering Services) of the Sony/TiVo Technology License Agreement or the Interim Services Agreement and shall not extend to the underlying technology. Each party hereby assigns to the other party a fifty percent (50%) undivided interest in the Joint Innovations including, but not limited to, Foreign Rights based on the Joint Innovations. It is the intention of the parties that such non-U.S. intellectual property rights in the Joint Innovations shall be jointly owned without any duty to account or share any royalties based on the licensing of the Joint Innovations by the other party.

          (b) Revenue from Joint Innovations. Unless the parties otherwise mutually agree in a project plan contemplated under Section 7.4 (Project Plans) of the Sony/TiVo Technology License Agreement, if TiVo International subsequently licenses any such Joint Innovation to a Third Party, [*]. In no event shall [*]. The parties acknowledge that any amounts [*] under this Section 6.2(b) (Revenue from Joint Innovations), if any, [*] any amounts [*] under
Section 4 (License Fees and Royalties). [*] will, or cause its designee to, maintain complete, current and accurate records documenting [*] for a period of three (3) years following any expiration or termination of this Agreement. No more than once every other calendar quarter, independent certified public accountant, which shall be mutually agreed upon by the parties, shall have the right, upon [*] business days' notice and during regular business hours at the regular location for maintenance of such records, to conduct an audit of the relevant portions of [*] books of account solely to verify compliance with this
Section 6.2(b) (Revenue from Joint Innovations). Such auditor shall return all information, other than the audit results, [*] and will

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only disclose the results of the audit to [*]. If any such audit should disclose any underpayment of royalties or other fees, [*] shall promptly pay [*] such underpaid amount, [*]. The audit will be conducted at [*] expense, unless the audit reveals that [*] has underpaid [*] by five percent (5%) or more in any calendar quarter, in which case [*] will reimburse [*] for all reasonable costs and expenses incurred by Sony in connection with such audit. Such audits will be conducted no more than once in any period of [*] consecutive months.

     6.3 Joint Innovations.

          (a) Patent Prosecution.

               (i) One party or its designee (the "Prosecuting Party") shall have the first right to pursue patent protection for Joint Innovations, and the other party or its designee (the "Non-Prosecuting Party") agrees to take reasonable action to cooperate with the Prosecuting Party in this regard. The Prosecuting Party for each Joint Innovation shall be mutually determined in accordance with the factors listed below in order of priority: (A) if a Joint Innovation is an improvement to, or is based on or derived from, predominantly one party's patent rights and/or other intellectual property, then such party shall be the Prosecuting Party; and (B) except as set forth in (A) above, if one party is prosecuting or has prosecuted a related patent application which provides a basis for priority for all or part of a Joint Innovation, then such party shall be the Prosecuting Party. If the parties cannot agree on the Prosecuting Party based on the foregoing, then each party shall retain its rights under applicable law to pursue patent or other intellectual property protection for the subject Joint Innovation at its sole expense. The Prosecuting Party shall have the first right to file, prosecute and maintain patent applications and patents for a Joint Innovation. The Non-Prosecuting Party shall promptly reimburse the Prosecuting Party for one-half (1/2) of the Prosecuting Party's out-of-pocket expenses in connection with such activities as they are incurred, provided that if the Non-Prosecuting Party so notifies the Prosecuting Party in writing that it does not wish to reimburse the Prosecuting Party for such expenses, then the Non-Prosecuting Party shall (A) not be responsible for any further costs under this Section 4.3(a) (Patent Prosecution) related to any patent or patent application, in which case all right, title and interest in and to such patent or application (as the case may be) and any patents issuing thereon shall be solely owned by the Prosecuting Party, and (B) receive a perpetual, irrevocable, worldwide, royalty-free license in and to such patent.

               (ii) In the event the Prosecuting Party fails or declines to take such actions to pursue patent protection with respect to any Joint Innovation in accordance with this Section 4.3(a) (Patent Prosecution), then the Non-Prosecuting Party shall have the right to file, prosecute and maintain such patent applications or patents at its sole expense, in which case all right, title and interest in and to such patent or application (as the case may be) and any patents issuing thereon shall be solely owned by the Non-Prosecuting Party and the Prosecuting Party shall receive a perpetual, irrevocable, worldwide, royalty-free license in and to such patent. The Prosecuting Party shall notify the Non-Prosecuting Party at least [*] days (or such shorter period as is reasonably practicable for deadlines not extendable beyond [*] days) prior to the date the next action or filing is due to be taken with respect to a Joint Innovation or a patent application

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or patent for a Joint Innovation, if the Prosecuting Party does not intend to take any of the foregoing actions with respect to such Joint Innovation or such patent application or patent.

          (b) Enforcement. TiVo International and Sony acknowledge that as a joint owner each could be involuntarily joined as a plaintiff in any litigation based upon the intellectual property rights in the Joint Innovations. To avoid such a problem, each party agrees that it or its designee, shall give notice to the other party of a potential lawsuit (including a counterclaim) and factual basis of such lawsuit prior to filing any such lawsuit. Each party agrees not to file the lawsuit after receipt of notice from the other party without the prior written approval of the party giving notice. In the event that any legal action is commenced against any Third Party for claims arising out of or related to any Joint Innovation, the party participating in such an action agrees to indemnify the non-participating party against any and all damages, penalties, costs and expenses incurred by the non-participating party (including reasonable attorney's fees) in connection with such action.

          (c) Cooperation. During the term of this Agreement, and thereafter with respect to patent rights for Joint Innovations, each of TiVo and Sony (or their respective designees) shall keep the other reasonably informed as to the status of patent matters pertaining to such Joint Innovations, as applicable, including providing to the other party copies of any significant documents that such party receives from or sends to patent offices, such as, without limitation, notices of interferences, re-examinations, oppositions or requests for patent term extensions, all as reasonably requested by the other party. TiVo and Sony (or their respective designees) shall each reasonably cooperate with and assist the other in connection with such activities, at the other party's request and expense, and shall use good faith efforts to consult with each other regarding the prosecution and maintenance of Sony's patent rights and TiVo's patent rights as is reasonably appropriate.

          (d) Power of Attorney. In accordance with the foregoing, the parties agree to execute a limited power of attorney in the form set forth in Exhibit I (Form of Power of Attorney) to enable each other to execute license agreements in the Joint Innovations in the names of both joint owners of intellectual property in jurisdictions which require such signatures to make a license enforceable.

7.   Confidentiality.

     7.1 Protection of Confidential Information. The Receiving Party shall not use the Confidential Information of the Disclosing Party except for the purpose of carrying out its rights or obligations under this Agreement. The Receiving Party will not disclose the Confidential Information of the Disclosing Party, except as expressly authorized in this Agreement (including the sublicense rights to CE Sublicensees) or in writing by the Disclosing Party. The Receiving Party may also disclose any Confidential Information that must be disclosed pursuant to applicable federal, state, or local law, regulation, court order, or other legal process; provided, that the Receiving Party gives the Disclosing Party prompt written notice sufficient to allow the Disclosing Party to seek a protective order or other appropriate remedy. The Receiving Party will use the same degree of care to prevent such misuse or disclosure that the Receiving Party uses with respect to its own proprietary information, but in no event with less than with

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reasonable care. Disclosure of Confidential Information does not constitute a license with respect to such Confidential Information.

     7.2 Disclosure Restrictions. The Receiving Party may disclose Confidential Information only to its employees, consultants and contractors when such disclosure is reasonably necessary for Sony to exercise its rights in compliance with, and only for purposes contemplated by, this Agreement, provided such employees, consultants and contractors are advised of the confidential nature thereof and bound by nondisclosure obligations and restrictions no less restrictive than those set forth in this Section 7 (Confidentiality). In addition, TiVo International Confidential Information may be disclosed by Sony to a CE Sublicensee who enters into a CE Sublicense Agreement, provided such CE Sublicensee is advised of the confidential nature thereof. Confidential Information in the form of TiVo Source Code may only be disclosed to Authorized Personnel in accordance with the terms of Section 2.3(a) (Handling of TiVo Source Code).

8.   Representations and Warranties.

     8.1 TiVo International Representations and Warranties. TiVo International hereby represents and warrants that:

          (a) it is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

          (b) this Agreement has been duly authorized by all necessary corporate action of TiVo International;

          (c) it has all requisite power and authority to enter into and perform all of its obligations under this Agreement; and

          (d) there are no approvals, authorization, or other actions or filings with any Third Party that are required to be obtained or made by TiVo International in connection with its execution of, and the consummation of the transactions contemplated under, this Agreement.

     8.2 Sony Representations and Warranties. Sony hereby represents and warrants that:

          (a) it is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

          (b) this Agreement has been duly authorized by all necessary corporate action of Sony;

          (c) it has all requisite power and authority to enter into and perform all of its obligations under this Agreement; and

          (d) there are no approvals, authorization, or other actions or filings with any Third Party that are required to be obtained or made by Sony in connection with its execution of, and the consummation of the transactions contemplated under, this Agreement.

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     8.3 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS
SECTION 8 (REPRESENTATIONS AND WARRANTIES), NEITHER PARTY MAKES ANY WARRANTIES AS TO THE TECHNOLOGY, SERVICES OR SUPPORT PROVIDED HEREUNDER AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS, IMPLIED AND STATUTORY, WHETHER ARISING FROM COURSE OF DEALING OR USAGE OF TRADE INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

9.   Term and Termination.

     9.1 Term. The term of this Agreement shall begin on the Effective Date and continue for a period of seven (7) years, unless sooner terminated pursuant to this Section 9 (Term and Termination).

     9.2 Termination.

          (a) Termination for Material Sony Breach. TiVo International may terminate this Agreement if Sony commits a Material Sony Breach, TiVo International or a TiVo Affiliate gives notice to Sony of a Material Sony Breach and Sony fails to cure such breach within [*] days of receipt of notice of such breach. For purposes of this Section 9.2(a), prior to [*], a Material Sony Breach under the Sony/TiVo Technology License Agreement shall constitute a Material Sony Breach under this Agreement and TiVo International shall have the right to terminate this Agreement as provided herein; provided, however, that any single incident that constitutes a breach under this Agreement and under the Sony/TiVo Technology License Agreement shall only be treated as a single breach for purposes of determining whether Sony has committed a Repeated Breach such that a Material Sony Breach has occurred under this Agreement. After [*], if Sony commits a Material Sony Breach under the Sony/TiVo Technology License Agreement, TiVo International may not terminate this Agreement; provided, however, to the extent that Sony has committed breaches but such breaches do not amount to a Repeated Breach under the Sony/TiVo Technology License Agreement as of the date of the [*], only those incident(s) that constitute breaches solely under this Agreement (and not under the Sony/TiVo Technology License Agreement, as such agreement would be in effect after the [*]) shall be treated as breaches for purposes of determining whether Sony will have committed a Repeated Breach such that a Material Sony Breach will have occurred under this Agreement.

          (b) Termination for Other Sony Breaches. Prior to a [*], TiVo International may terminate this Agreement and the Sony/TiVo Technology License Agreement if Sony materially breaches its obligations under this Agreement (but such breach does not meet the definition of a Material Sony Breach hereunder) and fails to cure such breach within [*] days of receipt of notice of such breach. After a [*], if Sony materially breaches its obligations under this Agreement (but such breach does not meet the definition of a Material Sony Breach), TiVo International may terminate only this Agreement and not the Sony/TiVo Technology License

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Agreement. For clarification, after a [*], TiVo International may not terminate this Agreement if Sony materially breaches its obligations under the Sony/TiVo Technology License Agreement.In any event, for Material Sony Breaches, TiVo International may choose to give notice and obtain the remedy under either
Section 9.2(a) (Termination for Material Sony Breach) or 9.2(b) (Termination for Other Sony Breaches) but not both sections.

          (c) Termination for TiVo International Material Breach. Sony may terminate this Agreement and the Sony/TiVo Technology License Agreement if TiVo International materially breaches this Agreement and fails to cure such breach within [*] days of receipt of written notice hereof by Sony.

     9.3 Effect of Termination.

          (a) Termination for a Material Sony Breach. In the event this Agreement is terminated in accordance with the terms of Section 9.2(a) (Termination for Material Sony Breach) or Section 13.2(a) (Termination for Material Sony Breach) of the Sony/TiVo Technology License Agreement, this Agreement shall terminate and, in particular, all licenses granted under Section 2 (License Grants) shall immediately terminate.

          (b) Termination for a Sony Breach Other than Sony Material Breach. In the event of termination of this Agreement in accordance with the terms of
Section 9.2(b) (Termination for Other Sony Breaches) or Section 13.2(b) (Termination for Other Sony Breaches) of the Sony/TiVo Technology License Agreement, all licenses granted to Sony and its Affiliates in Section 2.1(a) (TiVo Client Technology), 2.1(b) (TiVo Server Technology License), 2.2 (TiVo Technology License (worldwide)) and 2.4 (Documentation License) shall continue in full force and effect. Further, upon any such termination by TiVo International, Sony and its Affiliates shall continue to otherwise comply with the terms and conditions of this Agreement and Sony shall continue to pay to TiVo International and TiVo any royalties, fees or consideration required under this Agreement or the Sony/TiVo Technology License Agreement.

          (c) Termination for a TiVo International Material Breach. In the event of termination of this Agreement by Sony in accordance with the terms of Section 9.2(c) (Termination for TiVo International Material Breach) or Section 13.2(c) (Termination for TiVo International Material Breach) of the Sony/TiVo Technology License Agreement, all licenses granted to Sony in Section 2 (License Grants) shall continue in full force and effect; provided, that Sony or its Affiliate does not commit a Material Sony Breach and that Sony or its Affiliate continues to pay to TiVo International and TiVo any royalties, fees or consideration required under this Agreement or the Sony/TiVo Technology License Agreement and provided further that Sony's right to grant sublicense rights under Sections 2.1(c) (TiVo Client Technology Sublicense) and (d) (TiVo Server Technology Sublicense) shall only survive for the remainder of the seven (7) year term of this Agreement.

          (d) Expiration. In the event of expiration of this Agreement, all licenses granted to Sony in Section 2.1(a) (TiVo Client Technology), 2.1(b) (TiVo Server Technology License), 2.2 (TiVo Technology License (worldwide)) and
Section 2.4 (Documentation License)

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shall continue in full force and effect; provided, that Sony or its Affiliate does not commit a Material Sony Breach and that Sony continues to pay to TiVo International and TiVo any royalties required under this Agreement or the Sony/TiVo Technology License Agreement.

          (e) End User Agreements. Any End User licenses granted pursuant to
Section 2 (License Grants) shall not be affected by termination of this Agreement and shall continue in full force and effect; provided, such End User continues to comply with the terms and conditions of the applicable End User License Agreement.

          (f) Survival.

               (i) In the event that this Agreement is terminated due to a Material Sony Breach, the provisions of Sections 1 (Definitions), 4 (License Fee and Royalties), 5 (Payments and Taxes), 6 (Ownership), 7 (Confidentiality), 8.3 (Warranty Disclaimer), 9.3 (Effect of Termination), 9.4 (No Liability for Termination), 10 (Limitation of Liability), and 11 (General Provisions) shall survive any termination of this Agreement. The parties also acknowledge that any CE Sublicense Agreements existing at the time of any termination of this Agreement shall continue in full force and effect; provided that the applicable CE Sublicensee continues to comply with the terms and conditions of the CE Sublicense Agreement and Sony continues to pay to TiVo International any fees or other consideration required pursuant to Section 6.2 (Japan Sublicense Fees) for such CE Sublicense Agreement under the Sony/TiVo Technology License Agreement.

               (ii) In the event that this Agreement expires or is terminated due to any reason other than a Material Sony Breach, the provisions of Sections 1 (Definitions), 2 (License Grants), 4 (License Fee and Royalties), 5 (Payments and Taxes), 6 (Ownership), 7 (Confidentiality), 8.3 (Warranty Disclaimer), 9.3 (Effect of Termination), 9.4 (No Liability for Termination), 10 (Limitation of Liability), and 11 (General Provisions) shall survive any expiration or termination of this Agreement. The parties also acknowledge that any CE Sublicense Agreements existing at the time of any termination of this Agreement shall continue in full force and effect; provided that the applicable CE Sublicensee continues to comply with the terms and conditions of the CE Sublicense Agreement and Sony continues to pay to TiVo International any fees or other consideration required pursuant to Section 6.2 (Japan Sublicense Fees) for such CE Sublicense Agreement under the Sony/TiVo Technology License Agreement.

     9.4 No Liability for Termination. Each party understands that the rights of termination hereunder are absolute. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to the terminating party's exercise of its termination rights under this Agreement. In particular, without in any way limiting the foregoing, neither party shall be entitled to any damages on account of prospective profits or anticipated sales directly related to such exercise of termination rights.

10.  Limitation of Liability.

     10.1 Exclusions. Except for a breach of Sections 2 (License Grants) or 7 (Confidentiality), in no event will either party be liable under this Agreement under any

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contract, negligence, strict liability, tort or other legal or equitable theory for any incidental, special or consequential damages of any nature whatsoever, (including without limitation, loss of profits, other commercial loss, or cost of procurement of substitute technology or services), arising out of or in connection with this Agreement, even if such party has been advised of the possibility of such damages and even if any exclusive remedy stated in this Agreement is deemed to fail of its essential purpose.

     10.2 Liability Cap. Except for a breach of Sections 2 (License Grants) or 7 (Confidentiality), in no event will either party's cumulative liability under or in connection with this Agreement and the Sony/TiVo Technology License Agreement exceed an amount equal to the aggregate amount of all fees paid or due by Sony or its Affiliates to (a) TiVo International under this Agreement and (b) TiVo under the Sony/TiVo Technology License Agreement. This limitation of liability is cumulative, with all payments for Claims in connection with this Agreement being aggregated to determine satisfaction of the limit. The existence of one or more Claims will not enlarge the limit. For purposes of this Agreement, "Claim" shall mean any of the following: liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs, or expenses (including reasonable attorney's fees and court costs).

11.  General Provisions.

     11.1 No Agency. Each party will in all matters relating to this Agreement act as an independent contractor. Nothing contained in this Agreement, nor the execution or performance thereof, shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties. Neither party will have authority nor represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, or to represent the other party as agent, employee or in any other capacity.

     11.2 Governing Law and Jurisdiction. This Agreement and all matters or issues related hereto or arising hereunder shall be governed by the laws of the State of California, without regard to the application of principles of conflicts of laws that would result in application of laws of jurisdictions other than the State of California. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California and the courts of the United States for a judicial district within the territorial limits of the State of California for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above will be effective service of process for any action, suit or proceeding in California with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transaction contemplated hereby in the courts of the State of California and the courts of the United States for a judicial district within the territorial limits of the State of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that (a) any action, suit or proceeding brought in any such court has been brought in an improper or

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inconvenient forum; or (b) in connection with any action, such party is not (or that such party's assets are not) subject to the jurisdiction of such court.

     11.3 Notices. All notices permitted or required under this Agreement shall be in writing and shall be delivered to the address(es) for notice set forth below or such other address as either party may specify in writing. Notices shall be effective (a) on the date received, if delivered by hand or by facsimile, (b) on the next business day following delivery thereof to an air courier for overnight delivery, or (c) on the fifth business day after deposit into either the United States or Japan mail service (as applicable), postage prepaid, return receipt requested.

To:      TiVo International, Inc.   To:      Sony Corporation
         c/o TiVo, Inc.                      President
         Chief Executive Officer             Network Terminal Solutions Company,
         2160 Gold Street                    Home Network Company
         Alviso, CA 95002                    2-10-14 Osaki, Shinagawa-ku
                                             Tokyo 141-0032
         Fax (408) 519-5330                  Fax 011 81 3 3495 3925

With a copy to:                     With a copy to:
         TiVo, Inc.                          Sony Corporation

         General Counsel:
         Matthew Zinn                        Legal Department: Attn General
                                             Manager
         2160 Gold Street                    6-7-35 Kitashinagawa, Shinagawa-ku
         Alviso, CA 95002                    Tokyo 141-0001
         Fax (408) 519-5330                  Fax 011 81 3 5448 7466

With a copy to:                     With a copy to:
         Mike Stern                          Mark F. Radcliffe, Esq.
         Cooley Godward LLP                  Gray Cary Ware & Freidenrich LLP
         Five Palo Alto Square               400 Hamilton Avenue,
         3000 El Camino Real                 Palo Alto, CA 94301-1833
         Palo Alto, CA 94306                 Fax (650) 833-2001
         Fax (650) 849-7400

     11.4 Injunctive Relief. It is undersod and agreed that, notwithstanding any other provision of this Agreement, any breach of Sections 2 (License Grants), 6 (Ownership), or 7 (Confidentiality) will cause irreparable damage for which recovery of money damages would be inadequate, and that both parties shall therefore be entitled to obtain timely injunctive relief to protect their respective rights under this Agreement, in addition to any and all remedies available at law.

     11.5 Waiver. The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

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

     11.6 Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decisions, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

     11.7 Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement.

     11.8 Confidentiality of Agreement. Neither Party will disclose any terms of this Agreement except as required by law. Notwithstanding the foregoing, either party may disclose the terms of this Agreement with (a) its advisors and counselors so long as such advisors and counselors are bound by obligations of confidentiality; and (b) any Third Parties bound by written obligations of confidentiality in order to facilitate the exploration of a business combination with such Third Parties.

     11.9 Export Controls. Each Party agrees that it will comply with all U.S. export control laws and the applicable regulations thereunder, as well as any other applicable laws of the U.S. affecting the export of technology.

     11.10 Assignment. Prior to the occurrence of a Trigger Event, this Agreement may not be assigned by either party without the other party's prior written consent, and any such attempted assignment will be void and of no effect. Notwithstanding the foregoing, however, (a) Sony may assign this Agreement, without restriction, to a Sony Source Code Affiliate; and (b) TiVo International may assign this Agreement, without restriction, in the event of a sale or other transfer of all or substantially all the relevant assets or equity (whether by sale of assets or stock or by merger or other reorganization) of TiVo; provided, however, that any such assignment must include an assignment of the Assignment Agreement and Intercompany License Agreement. Subject to the above restriction on assignment, this Agreement shall inure to the benefit of and bind the successors and assigns of the parties.

     11.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

     11.12 Entire Agreement. This Agreement and Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any prior or collateral agreements with respect to the subject matter hereof and the terms and conditions of this Agreement shall govern and control the rights and obligations of Sony and its Affiliates related to the TiVo Technology licensed hereunder. The parties acknowledge that the foregoing statement does not modify or terminate the Letter of Intent dated August 6, 1999 (the "LOI") between TiVo and Sony Corporation of America. This Agreement may only be changed by written mutual agreement of authorized representatives of the parties.

     11.13 Force Majeure. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for payments of money) on

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account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other causes that are beyond the reasonable control of such party.

     In Witness Whereof, the parties hereto have duly executed this Agreement by their respective duly authorized officers.

TiVo International, Inc.                Sony Corporation


By:       /s/ Michael Ramsay            By:           /s/ Koichiro Tsujino
    ----------------------------            ------------------------------
          Michael Ramsay                              Koichiro Tsujino

Title:    President, CEO                Title:  President, Network Terminal
      --------------------------                --------------------------
                                                Solutions Company
                                                --------------------------
Date:     10/12/01                      Date:   10/12/01
      --------------------------                 -------------------------

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